EXHIBIT 10.2

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is dated as of May 9, 2005, by and among Paid, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), Leslie Rotman ("Seller"), and Olde Monmouth Stock Transfer Co., Inc., as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, the Company, formerly known as Sales Online Direct, Inc., and Seller are parties to an Agreement and Plan of Merger ("Merger Agreement") dated October 23, 2001, whereby Rotman Collectibles, Inc., a Massachusetts corporation engaged in the movie poster business ("Target"), was merged with and into a subsidiary of the Company. As consideration for such merger, Seller received a 6% Convertible Promissory Note equal to One Million Dollars ($1,000,000) (the "Note"). The principal and interest due under the Note was convertible into shares of common stock of the Company. Seller has converted the entire amount due under the Note into shares of Common Stock of the Company ("Common Stock"). The Company does not owe any additional amount under the Note.

      WHEREAS, pursuant to the Merger Agreement, Seller and the Company engaged an appraiser to appraise the total retail value of certain movie posters (the "Posters"), which were the primary asset of Target. The appraisal provided that the total retail value of the Posters was $2,233,685.18 (the "Appraised Value").

      WHEREAS, the Company anticipates that the posters will sell for an amount that is less than the Appraised Value;

      WHEREAS, Seller contends that the appraisal of the Posters was made independently, based on knowledge at the time, and that the Posters sold for a lower retail value because, in part, of timing of the sales and a general economic decline.

      WHEREAS, the parties entered into a Settlement Agreement and Mutual Release ("Settlement Agreement and Mutual Release") to resolve all differences related to the Merger Agreement;

      WHEREAS, as part of the settlement terms, Seller agreed to either pay cash consideration equal to Six Hundred Thousand Dollars ($600,000) ("Cash Consideration"), or to grant to the Company certain option rights and, with respect thereto, is required to deposit 2,000,000 shares of Common Stock of the Company beneficially owned by Seller into escrow (the "Escrow Shares");

      WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:


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I.    ESCROW DEPOSIT

      As of the date hereof, if Seller has not paid the Cash Consideration to the Company, Seller shall promptly deposit the Escrow Shares with the Escrow Agent, to be held in escrow with, and released by, the Escrow Agent, in accordance with this Agreement.

II.   MAINTENANCE OF ESCROW; RIGHTS WITH RESPECT TO ESCROW SHARES

      A. The Escrow Agent shall hold the Escrow Shares in certificate form or in a brokerage account, as the Escrow Agent deems appropriate to fulfill its duties hereunder, in either case registered in the name of the Escrow Agent as escrow agent under this Agreement. Seller (or her assignees) shall be the beneficial owner of the Escrow Shares unless and until any Escrow Shares are released to the Company in accordance with this Agreement.

      B. While held in escrow, Seller (or her assignees) shall have the right to direct the voting of the Escrow Shares and the right to receive any cash dividends paid with respect to the Escrow Shares. Seller shall have no right to assign or otherwise transfer the Escrow Shares in any manner other than upon operation of law or court decree, in which case any and all assignees or transferees shall be bound by the terms of this Agreement without any action of such assignee or transferee.

      C. In the event that any stock or other securities become issuable with respect to any Escrow Shares, or any stock split, share exchange or other reclassification or recapitalization shall occur with respect to any Escrow Shares, the stock or other securities issued in connection therewith shall be deposited into escrow with the Escrow Agent and held in accordance with this Agreement, and such stock or other securities shall be deemed included within the meaning of the term "Escrow Shares" as used herein.

III.  RELEASE OF ESCROW SHARES

      Escrow Shares shall be released from escrow at any time or from time to time, in whole or in part, on or after the date hereof, solely upon written instructions of the Company's President, or, if none, any officer authorized by the Board of Directors of the Company, to the Escrow Agent, to such individual or entity, and upon such terms, as may be reasonably requested by the Company, unless otherwise ordered by a court of competent jurisdiction. Notwithstanding the foregoing, the Escrow Agent shall release the Escrow Shares to Seller only upon written instructions of Seller (or her assignees) at any time after one year from the date hereof.

IV.   TRANSFERS OF BENEFICIAL INTEREST PRIOR TO RELEASE FROM ESCROW

      A. Prohibition on Transfers. No Escrow Shares may be sold short, made the subject of put options, or otherwise beneficially sold, transferred, pledged or otherwise alienated or encumbered while held in escrow.

      B. No Pledge of Right to Receive Escrow Shares. Seller shall not have any right to grant to a lender or any other person a security interest in Seller's right to receive


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            Escrow Shares until released to Seller under this Agreement. Seller represents and warrants that the Escrow Shares are not currently subject to a security interest or pledge.

V.    ESCROW AGENT

      The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

      A. Validity of Communications. The Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any communication given to the Escrow Agent.

      B. Genuineness. The Escrow Agent shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.

      C. Limitation on Liability. The Escrow Agent shall not be liable for any act done hereunder except in the case of the Escrow Agent's willful misconduct or bad faith. Any release of Escrow Shares by the Escrow Agent pursuant to this Agreement shall fully discharge the Escrow Agent's duties with respect to such shares, and the Escrow Agent shall have no further obligation with respect to such shares.

      D. No Investigation. The Escrow Agent shall not be obligated to investigate the correctness or accuracy of any document or to determine whether or not the signatures contained in such documents are genuine or to require documentation or evidence substantiating any such document or signature.

      E. Duties. The Escrow Agent shall have no duties as Escrow Agent except those that are expressly set forth herein or in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect the Escrow Agent's duties unless the Escrow Agent shall have given written consent thereto.

      F. Controversies. If any controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver any Escrow Shares or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow Shares in dispute or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined by agreement, by final arbitral decision or by final judgment of a court of competent jurisdiction after all appeals have been finally determined (or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver, in accordance with the terms hereof, that portion of the Escrow Shares not subject to such dispute. The Escrow Agent shall deliver that portion of the Escrow Shares covered by such agreement or final decision or order within five days after the Escrow Agent receives a copy thereof. The Escrow Agent shall assume that no such controversy has arisen unless and until it receives written notice from the Company, Seller or an interested third party that such controversy has arisen,


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            which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

      G. Indemnification. The Company shall indemnify the Escrow Agent for, and to hold the Escrow Agent harmless from and against, any loss incurred without gross negligence, willful misconduct, or bad faith on the Escrow Agent's part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending the Escrow Agent against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnification shall not apply to a direct claim against the Escrow Agent by the Company or Seller alleging in good faith a breach of this Agreement by the Escrow Agent, which claim results in a final non-appealable judgment against the Escrow Agent with respect to such claim.

      H. Interpleader. In the event of any dispute as to the nature of the rights or obligations of the Seller, the Company or the Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead and/or deposit all or any part of the Escrow Shares with or to a court of competent jurisdiction, in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and Seller. Upon such interpleader or deposit, the Escrow Agent shall immediately be relieved and discharged from all further obligations and responsibilities hereunder with respect to the Escrow Shares deposited, including the decision to interplead or deposit such Escrow Shares.

VI.   TERMINATION

      This Agreement shall terminate upon the release from escrow in accordance with this Agreement of all of the Escrow Shares, provided that the provisions of this Agreement for the benefit of the Escrow Agent shall survive any termination of this Agreement.

VII.  MISCELLANEOUS

      A. Amendment; Third Party Interests. This Agreement may be modified or amended by a written instrument executed by the Company and the Escrow Agent and, as long as Seller owns a beneficial interest in any Escrow Shares, by Seller. If Seller ceases to be the beneficial owner of any Escrow Shares other than through the Company's assignment or exercise of any call option related to such Escrow Shares, modification or amendment of this Agreement also shall require the written consent of any permitted assignee or transferee.

      B. Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail, return receipt requested, to the following addresses and facsimile numbers, or such other addresses as the parties may specify by giving written notice:

            If to the Company:        4 Brussels St.
                                      Worcester, Massachusetts  01610
                                      Attention: Greg Rotman, CEO

            with copies to:           Bowditch & Dewey, LLP
                                      311 Main Street
                                      P.O. Box 15156
                                      Worcester, MA 01615-0156
                                      Attention: Michael A. Refolo, Esq.


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            If to Seller:             Leslie Rotman
                                      c/o David Bunker, Esq.
                                      Gould & Ettenberg, P.C.
                                      370 Main Street
                                      Worcester, MA  01608

            If to the
            Escrow Agent:             Olde Monmouth Stock Transfer Co., Inc.
                                      200 Memorial Parkway
                                      Atlantic Highlands, New Jersey 07716
                                      Attention: Matt Troster

      C. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Escrow Agent shall not assign its duties under this Agreement and Seller shall not assign any right or interest in any Escrow Shares except in accordance with the provisions of this Agreement.

      D. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflicts of law principle that would apply the law of another jurisdiction.

      E. Counterparts and Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile transmission, which shall be deemed an original for all purposes.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        PAID, INC.

                                        By: /s/ Gregory Rotman
                                           -------------------------------------
                                            Gregory Rotman, President

                                        /s/ Leslie Rotman
                                        ----------------------------------------
                                        Leslie Rotman


                                        ESCROW AGENT:
                                        OLDE MONMOUTH STOCK TRANSFER CO.,
                                        INC.

                                        By: /S/ John Anthony Troster
                                           -------------------------------------
                                            John Anthony Troster, President


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